UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2005 (November 21, 2005)

RICHARDSON ELECTRONICS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-12906 (Commission File Number)	36-2096643 (IRS Employer Identification Number)
40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (630) 208-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 21, 2005, Richardson Electronics, Ltd., or Richardson, entered into securities purchase agreements pursuant to which qualified institutional buyers purchased $25 million in aggregate principal amount of Richardson’s 8% Convertible Senior Subordinated Notes due 2011. The following description of the securities purchase agreement, the indenture and note and the resale registration rights agreement are only summaries and are qualified in their entirety by the full text of such agreement, which are filed as exhibits hereto and are incorporated by reference herein.

Securities Purchase Agreement

The notes were issued through a private offering to qualified institutional buyers under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. Pursuant to the securities purchase agreement, Richardson and each buyer made customary representations, warranties and covenants.

Indenture and Note

Richardson issued the notes pursuant to an indenture, dated November 21, 2005, entered into with Law Debenture Trust Company of New York, as trustee, and J.P. Morgan Trust Company, National Association, as registrar, paying agent and conversion agent. The notes bear interest at the rate of 8% per year and mature on June 15, 2011. Interest is due on June 15 and December 15 of each year. The notes are unsecured and subordinated to Richardson’s existing and future senior indebtedness and any secured indebtedness (to the extent of its security), rank on parity with Richardson’s existing 7¾% Convertible Senior Subordinated Notes due 2011 and future senior subordinated indebtedness and senior to all future subordinated indebtedness. The indenture limits Richardson’s ability to incur additional indebtedness that is senior or in parity with the notes, other than indebtedness under the Amended and Restated Credit Agreement.

The notes are convertible at the option of the holder, at any time on or prior to maturity, into shares of Richardson’s common stock at a price equal to $10.31 per share, subject to adjustment in certain circumstances. If fully converted, the notes would convert into approximately 2,424,830 shares of Richardson’s common stock. At any time prior to maturity, Richardson may elect to automatically convert the notes into shares of common stock if the trading price exceeds 150% of the conversion price of the notes for at least twenty trading days during any thirty trading day period, ending within five days prior to the notice of automatic conversion. If Richardson exercises its conversion right prior to December 20, 2008, Richardson must make an additional payment, in cash or common stock, to each holder equal to $240 for each $1,000 aggregate principal amount of notes, less any interest actually provided for or paid on such notes. If this additional payment is made in common stock, the common stock will be valued at 97.5% of its average closing price over a specified period. In addition, if a change of control occurs and 10% or more of the consideration received by the holder of common stock consists of cash or securities not listed or scheduled to be listed on a national securities exchange or The NASDAQ National Market, and the note holder elects to convert prior to December 20, 2008, then the conversion price shall be increased as provided in the indenture.

On or after December 20, 2008, Richardson may redeem the notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Holders may require Richardson to repurchase the notes in the event of a change in control of Richardson as defined in the indenture or a termination of trading in Richardson’s common stock. Richardson may also be required to offer to redeem the notes if it repurchases or redeems its 7 ¾% Senior Subordinated Notes due 2011 or if it incurs additional senior indebtedness (other than indebtedness under its Amended and Restated Credit Agreement) or other indebtedness that ranks equally and ratably with the notes.

Resale Registration Rights Agreement

In connection with the sale, on November 21, 2005, Richardson also entered into a resale registration rights agreement with each buyer. Pursuant to the resale registration rights agreement, Richardson has agreed to file a registration statement for the resale of the notes and the shares of common stock issuable upon conversion of the notes on or before January 20, 2006 and to use its reasonable best efforts to cause such registration statement to become effective as promptly as is practicable, but in no event later than February 17, 2006, unless the Commission reviews such registration statement, in which case, Richardson shall have an additional thirty days to cause it to become effective.

Richardson has agreed to keep the shelf registration statement effective until two years after the last date on which it issues notes in connection with the original issuance, subject to certain terms and conditions. If Richardson fails to meet the deadlines above or other time deadlines related to the registration statement, Richardson will be obligated to pay the holders of the notes an additional amount in cash equal to one percent per year of the principal amount of the notes for the number of days such deadlines are missed. If Richardson fails to make such additional payments in a timely manner, such payments amounts shall bear interest at the rate of 1.6% per month until paid in full.

Use of Proceeds

Richardson intends to use the proceeds from the sale of the notes to redeem all of its outstanding 7 ¼% Subordinated Debentures due 2006 (aggregate principal amount of $4,753,405) and all of its outstanding 8 ¼% Senior Subordinated Debentures due 2006 (aggregate principal amount of $17,538,100) plus all accrued interest to the redemption date. On November 21, 2005 and November 22, 2005, Richardson provided the applicable trustee for each of the 7 ¼% Debentures and the 8 ¼% Debentures with notice of redemption, which dates are expected to be December 30, 2005 for the 7 ¼% Debentures and December 23, 2005 for the 8 ¼% Debentures. Pending redemption of the 7 ¼% Debentures and the 8 ¼% Debentures, Richardson will repay amounts borrowed under its Amended and Restated Credit Agreement. In connection with the sale of the 8% Convertible Senior Subordinated Notes due 2011, Richardson is paying a placement agent fee of $812,500.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 2.04 Triggering Event That Accelerates or Increases a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 above, which is incorporated by reference herein.

Item 7.01. Other Events

In connection with the issuance, Richardson issued a press release on November 21, 2005. A copy of the press release is filed as an exhibit to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

4.1              Indenture, dated as of November 21, 2005, between Richardson Electronics, Ltd. and Law Debenture Trust Company of New York, as Trustee, and J.P. Morgan Trust Company, National Association, as Registrar, Paying Agent and Conversion Agent (including the form of Note attached as Exhibit A to the Indenture)

10.1           Form of Securities Purchase Agreement, dated as of November 21, 2005, between Richardson Electronics, Ltd. and the buyers specified therein

10.2           Form of Resale Registration Rights Agreement, dated November 21, 2005, between Richardson Electronics, Ltd. and the holders listed therein

99.1           Press Release of Richardson Electronics, Ltd. dated November 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: November 22, 2005	By: /s/ David J. DeNeve

David J. DeNeve
Senior Vice President and Chief Financial Officer

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